24·7 INtouch
voice · chat · email

Proposal for Services


SUCCESS

219 Dufferin St.
Suite 14C
Toronto, ON
M6K 3J1

www.24-7INtouch.com
1.800.530.1121

24·7 INtouch
voice · chat · email

PROJECT NAME:
Pocket Finder Help Desk & Order Taking
Voice & Live Chat Support
Semi-Dedicated Agent Call Group

LOCATION BASED TECHNOLOGIES CONTACT: Dave Morse

24-7 INtouch CONTACT: Kien Quach

PROPOSAL PREPARED: August 31, 2007

VALID FOR: 30 DAYS

24-7 INtouch is a Proud Recipient of the:
2006 ATSI Awards of Distinction & Excellence and 2005 Customer Inter@ction Solutions® Global Top 50 Teleservices Agencies Award. Learn more: http://www.24-7intouch.com/call_center_awards.htm

24-7 INtouch
voice · chat · email

Dear Dave,

The following proposal outlines your requested call center services customized to your specific needs. 24-7 INtouch is pleased to begin the process of building a long relationship with **Location Based Technologies.** We understand that every customer contact is an opportunity to grow your business, so it is our goal to ensure you capitalize on every call.

Since 1966, 24-7 INtouch has provided practical and affordable customer relationship management solutions to a variety of businesses, across a range of industries. Combining the most advanced technology in the industry and professional Sales Certified agents, we provide 24/7/365 call center and live customer service solutions such as:

- Order Taking
- DRTV/Infomercial Response
- Virtual Office Solution
- Appointment Scheduling
- First Tier Help Desk
- Live Web Chat
- Real - Time Email Response
- 24 Hr Emergency Response
- On Call After Hours Support
- Web Design

In addition, 24-7 INtouch provides clients with a wide range of other services supported by the call center, ranging from the development of basic websites to advanced online database management tools. Using sophisticated voice, chat, and email technology, 24-7 INtouch provides a superior service with which few of our North American competitors can compete.

Dave thanks again for taking the time to review this proposal and discuss potential opportunities with 24-7 INtouch. I look forward to reviewing the details with you, and assisting **Location Based Technologies** develop a solution package that fits your outsourcing needs.

If you have any questions, please do not hesitate to contact me directly at kquach@24-7intouch.com or **1-866-516-2366**.

Sincerely,

Kien Quach
Sales Executive, SMB Solutions
kquach@24-7intouch.com
866-516-2366
FAX 866-516-4184

24-7 INtouch was honored with the **2006 ATSI Award of Excellence** and **Call Center Award of Distinction.**

24-7 INtouch voice · chat · email

Services Requested

Based on our past discussion, 24-7 INtouch proposes the following options to **Location Based Technologies** to serve your First Tier Help Desk Call Center Support needs:

- 24/7/365 LIVE Sales and Customer Service Certified call center agents to answer a First Tier Help Desk toll-free hotline (INCLUDED as part of our service to you).

Toll-Free Number

- Service with 24-7 INtouch includes a unique U.S./Canada-wide toll-free number (including all reservation, usage, and long distance fees) - FREE of charge.
- **Location Based Technologies** may choose to forward an existing support line to the toll-free number provided during needed hours, advertise the toll-free number provided by 24-7 INtouch, or transfer hosting responsibility of an existing toll-free number to 24-7 INtouch through "Resp-Org". Either way, we are flexible in handling your calls.
- **Location Based Technologies** maintains all ownership rights to the toll-free number.

Greeting Front (Optional)

- Calls coming into the call center for **Location Based Technologies** have the option to be answered first by a recorded greeting.
- This recorded greeting presents a menu of options or a promotional message (as defined by **Location Based Technologies**) that "prompt" the caller before speaking with a live agent.
- 24-7 INtouch will be glad to assist **Location Based Technologies** in the "script development" of the recorded greeting and offer useful suggestions to help expedite incoming calls. For example, you may want to use a recorded greeting front to:
  - **Press 1 for Help Desk Support**
  - **Press 2 to Place An Order**

Pocket Finder Device Setup Help Desk

- 24-7 INtouch call center agents will answer calls with the appropriate AnswerPhrase, as defined by **Location Based Technologies** during the Account Setup process.
- Call center agents will collect the caller's Name, Phone Number, and any other information that **Location Based Technologies** requires.
- **Location Based Technologies** will provide 24-7 INtouch with a series of up to **20** FAQs, used to manage *ONE-STEP* customer inquiry resolutions - These FAQs are hyperlinked on the agent's interface for easy and consistent access to answers.
- For more complex customer inquiries (up to **10** additional), 24-7 INtouch will develop a custom troubleshooting or "Help Tree" solution to facilitate the process. Content for the "Help Tree" will be provided by **Location Based Technologies**, and implemented by 24-7 INtouch IT professionals - One client "Help Tree" is comprised of multiple "solution branches" to address up to **10** more-complex issues.
- 24-7 INtouch call center agents will ask the caller a series of qualifying questions to determine the nature of the caller issue.
- If the caller is experiencing one of the **10** more-complex customer issues as defined by **Location Based Technologies**, agents will click on the hyperlink corresponding to that issue's "solution branch".
- Each "solution branch" is comprised of hyperlinks that guide call center agents through a series of diagnostic, step-by-step, "Yes/No" questions, scripted and hyperlinked to lead callers toward problem resolution.
- As the agent leads a caller through the "solution branch", our system auto-creates a "Help Ticket" with the collected caller information, and each response given by the caller to the agent's Yes/No questioning.

Live Web Chat

- This online support solution allows you to integrate with the 24-7 INtouch call center and incorporate a live customer support button on your website, allowing 24-7 INtouch eReps to instantaneously chat live with your visitors.
- The 24-7 INtouch design department will help integrate the live chat feature throughout your site, and will customize the look and feel of the chat button to match the layout and color scheme of your website.
- You may also incorporate your **Location Based Technologies** logo to further customize the design of the chat box.

How Live Chat Works

- Your web visitors select the active Live Web Chat button to initiate a chat.
- This launches a customized Chat box that they use to type their questions and receive instantaneous responses from 24-7 INtouch eReps.
- As a chat hits the 24-7 INtouch system, a 24-7 INtouch eRep is automatically presented with an internal **Location Based Technologies**-specific interface that includes the eRep's "knowledge base" (answers to your Frequently Asked Questions), and links to specific **Location Based Technologies** e-commerce web pages (*see Agent Chat Console below).*
- 24-7 INtouch eReps use scripted, "canned" answers to Frequently Asked Questions (determined by **Location Based Technologies)** to informatively answer questions about your products and services, and help navigate visitors to desired areas of the your website.

Added Features

- ***Web Push*** services allow 24-7 INtouch eReps to actively "push" specific web pages (as determined by **Location Based Technologies**), which display on the visitor's computer during an active chat session.
- This chat feature is used to assist visitors with site navigation, to resolve navigation problems, or to help with general online information needs.
- ***Proactive Live Chat*** enables 24-7 INtouch eReps to engage your website visitors as they enter or leave your "web store" or when visiting specific pages on your site. Use this feature to capitalize on every sales opportunity on your website.

Pocket Finder Order Taking Support

Website Integration

- In this solution, 24-7 INtouch processes orders and credit cards through a **Location Based Technologies** maintained e-commerce order web page:
- 24-7 INtouch call center agents will answer calls with the appropriate AnswerPhrase, as defined by **Location Based Technologies** during the Account Setup process.
- As a call hits the system, a 24-7 INtouch call center agent is presented with an internal **Location Based Technologies** -specific account web interface. This interface displays hyperlinks to your custom FAQs, as well as to your **Location Based Technologies** e-Commerce web page.
- Agents will use your e-commerce site to search on and order products for customers, entering customer order and credit card information, as required by the **Location Based Technologies** web order page.
- All orders and credit cards are processed and approved through **Location Based Technologies** Merchant Account and Online Payment Gateway (both required).
- Using the **Location Based Technologies** e-commerce web order page allows **Location Based Technologies** to have a single channel of orders for the call center and web visitors alike, streamlining order fulfillment, sales records, and inventory monitoring.

Quote for Services

In exchange for these services, 24-7 INtouch proposes to invoice **Location Based Technologies** at the following rates (US$):

ONE TIME SETUP FEES

Toll-Free Number: Included

Includes registration and maintenance of a unique U.S./Canada wide toll-free number or Resp-Org of an existing toll-free number.

Greeting Front Setup: Included

Includes programming and scripting consultation of the 24-7 INtouch-recorded Greeting Front.

FAQ Setup Fee: Included

Includes implementation, programming, and hosting of the FAQ database.

SOLUTION IMPLEMENTATION & AGENT TRAINING

Semi-Dedicated Call Group, Pocket Finder Help Desk & Order Taking Support: $5000

Includes programming of the account, implementation of the scripted Help Tree as supplied by **Location Based Technologies**, *integration with the* **Location Based Technologies** *order web page,* customized agent scripting consultation, comprehensive agent training, and interactive account practice calls prior to launch.

Live Web Chat: $1200

Includes programming of the account, design of the customer Web Chat interface, programming of 20 "canned" answers, programming of 10 pre-determined "web-push" pages, and comprehensive agent training.

24-7 INtouch voice · chat · email

Monthly Minute Plans – English Support

Minute Plan:
Choose the number of minutes that best reflects your anticipated monthly call volume. 24-7 INtouch staffs according to the usage you select. Minute Plans are based on "Live Agent Minutes"– that is, you only pay for the time our agents spend handling your calls.

Monthly Service Fee:
The cost of the selected minute package of "Live Agent Minutes"; includes associated toll-free maintenance fees, long-distance fees, and ongoing account maintenance as required.

Additional Minutes:
Cost for minutes accrued above those included in the Minute Plan.

✔	Minute Plan	Monthly Service Fee USD$		Each Additional Minute
Month 1 Ramp Up	**5,000**	**$4,000**	$0.80/min	$0.90
Month 2 & Thereafter	**10,000**	**$6,900**	$0.69/min	$0.76
All pricing includes LONG DISTANCE and is TAX FREE				

Transfer / Connect Fee	$0.15/minute
IF CALLS ARE TRANSFERRED: Begins when calls are transferred out of the 24-7 INtouch call center to **Location Based Technologies** employees. Accounts for occupied lines coming in to and leaving the 24-7 INtouch call center. When "Live Agent Minutes" end, "Connect Fee" begins.	

NOTE: Additional minute plans available, please inquire.

The price quote and service offering above are valid for 30 days after client's receipt of this proposal. Non-refundable setup fee and one Monthly Service Fee deposit required at sign-up.

24-7 INtouch voice · chat · email

Monthly Minute Plans – French & Spanish Support

Minute Plan:
Choose the number of minutes that best reflects your anticipated monthly call volume. 24-7 INtouch staffs according to the usage you select. Minute Plans are based on "Live Agent Minutes"– that is, you only pay for the time our agents spend handling your calls.

Monthly Service Fee:
The cost of the selected minute package of "Live Agent Minutes"; includes associated toll-free maintenance fees, long-distance fees, and ongoing account maintenance as required.

Additional Minutes:
Cost for minutes accrued above those included in the Minute Plan.

☑	Minute Plan	Monthly Service Fee USD$		Each Additional Minute
Month 1 Ramp Up	**2500**	**$2,125**	$0.85/min	$0.86
Month 2 & Thereafter	**5000**	**$3,950**	$0.79/min	$0.81
All pricing includes LONG DISTANCE and is TAX FREE				

Transfer / Connect Fee	$0.15/minute
IF CALLS ARE TRANSFERRED: Begins when calls are transferred out of the 24-7 INtouch call center to **Location Based Technologies** employees. Accounts for occupied lines coming in to and leaving the 24-7 INtouch call center. When "Live Agent Minutes" end, "Connect Fee" begins.	

NOTE: Additional minute plans available, please inquire.

The price quote and service offering above are valid for 30 days after client's receipt of this proposal. Non-refundable setup fee and one Monthly Service Fee deposit required at sign-up.

Monthly Live Chat Plans

Minute Plan:
Choose the number of minutes that best reflects your anticipated monthly chat volume. 24-7 INtouch staffs according to the usage you select. Minute Plans are based on "Live Chat Minutes"– that is, you only pay for the time our agents spend chatting to your customers.

Monthly Service Fee:
The cost of the selected minute package of "Live Chat Minutes"; includes all licensing fees, all account maintenance, and staffing requirements.

Additional Minutes:
Cost for minutes accrued above those included in the Minute Plan.

✓	Minute Plan	Monthly Service Fee US$	Each Additional Minute
X	**2500**	**$1,125** (0.45/min)	$0.52
All pricing includes LISCENSING and is TAX FREE			

Transfer / Connect Fee	$0.15/minute
IF CALLS ARE TRANSFERRED: Begins when calls are transferred out of the 24-7 INtouch call center to **Location Based Technologies** employees. Accounts for occupied lines coming in to and leaving the 24-7 INtouch call center. When "Live Agent Minutes" end, "Connect Fee" begins.	

NOTE: Additional minute plans available, please inquire.

The price quote and service offering above are valid for 30 days after client's receipt of this proposal. Non-refundable setup fee and one Monthly Service Fee deposit required at sign-up.

Project Approval

Dave, thank you again for taking the time to review this proposal, I hope it has helped answer your questions, and given you a better understanding on how 24-7 INtouch can help you grow your business.

To get started, please sign below indicating that you agree to the project terms outlined in the above paragraphs, and please *fill out the Credit Authorization Form* on the following pages.

Approved: Dave Morse

Dave Morse
Location Based Technologies

Date:
9 / 25 / 2007

Once complete please fax this entire document to 1-866-516-4184

24-7 INtouch looks forward to developing a mutually successful relationship in the future, and providing you with the highest level of service and professionalism.

If you would like to learn more about us please visit our website at **www.24-7intouch.com**

If you have any questions, please do not hesitate to contact me directly at kquach@24-7intouch.com or **1-866-516-2366**.

Sincerely,

Kien Quach
Sales Executive, SMB Solutions
kquach@24-7intouch.com
866-516-2366
FAX 866-516-4184

24-7 INtouch was honored with the **2006 ATSI Award of Excellence** and **Call Center Award of Distinction.**